UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 21, 2008
    CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 581-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Exhibits
     (c)     Exhibits.
               99 — Second Quarter 2008 Quarterly Report
Item 2.02 Results of Operations and Financial Condition
     On August 21, 2008, Centra Financial Holdings, Inc. reported its earnings for its second quarter ended June 30, 2008, as described in the Second Quarter 2008 Quarterly Report attached as Exhibit 99 and incorporated herein by reference.
Forward-Looking Statements:
The Second Quarter 2008 Quarterly Report contains statements that refer to future expectations, contains projections of the results of operations or of financial condition, or states other information that is “forward-looking.” “Forward-looking” statements are easily identified by the use of words such as “could,” “anticipate,” “estimate,” “believe,” and similar words that refer to a future outlook. There is always a degree of uncertainty associated with “forward-looking” statements. Centra’s management believes that the expectations reflected in such statements are based upon reasonable assumptions and on the facts and circumstances existing at the time of these disclosures. Actual results could differ significantly from those anticipated.
Many factors could cause Centra’s actual results to differ materially from the results contemplated by the forward-looking statements. Some factors, which could negatively affect the results, include:
•	General economic conditions, either nationally or within Centra’s markets, could be less favorable than expected;

•	Changes in market interest rates could affect interest margins and profitability;

•	Competitive pressures could be greater than anticipated;

•	Legal or accounting changes could affect Centra’s results; and

•	Adverse changes could occur in the securities and investments markets.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2008	Centra Financial Holdings, Inc.

	By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer